EXHIBIT 5


							May 20, 1994




	Firstar Corporation
	777 East Wisconsin Avenue
	Milwaukee, WI  53202

	Ladies and Gentlemen:

		Reference is made to the Registration Statement on Form S-4 (the
	"Registration Statement") to be filed by Firstar Corporation (the
	"Corporation") with the Securities and Exchange Commission (the
	"Commission") pursuant to the Securities Act of 1933, as amended (the
	"Securities Act"), with respect to shares of Common Stock of the
	Corporation, $1.25 par value, and the rights to purchase Series C Preferred
	Stock associated with each share of Common Stock (the "Preferred Stock
	Purchase Rights"), issuable in connection with the merger (the "Merger") of
	Firstar Corporation of Wisconsin ("FCW"), and First Southeast Banking Corp.
	("FSBC"), as described in the Proxy Statement-Prospectus included in the
	Registration Statement.

		As Senior Vice President and General Counsel of the Corporation, I am
	familiar with the restated Articles of Incorporation and the Bylaws of the
	Corporation and with its affairs.  I also have examined, or caused to be
	examined, such other documents and instruments and have made, or caused to
	be made, such further investigation as I have deemed necessary or
	appropriate to enable me to render this opinion.

		Based upon the foregoing, it is my opinion that:

	     (1)	The Corporation is duly incorporated and validly existing as a
		  corporation under the laws of the State of Wisconsin.

	     (2)	The shares of Common Stock of the Corporation when issued upon the
		  effectiveness of the Merger and delivered to the shareholders of
		  FSBC will be legally issued, fully-paid and non-assessable, except
		  that Section 180.0622 of the Wisconsin Business Corporation Law,
		  and judicial interpretations thereof, impose liability upon
		  shareholders for unpaid wage claims of the Corporation's
		  employees, not exceeding six months' service in any one case.

	     (3)	The issuance of the Preferred Stock Purchase Rights with the
		  Common Stock as set forth above has been duly and validly
		  authorized by all necessary corporate action.

		I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and I further consent to the use of my name in the Registration Statement under the caption "OPINIONS." In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

							Very truly yours,

							/s/ Howard H. Hopwood III

							Howard H. Hopwood III
							Senior Vice President
							and General Counsel